EXHIBIT 24(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in the Registration Statement of Color Tile, Inc. on Form S-1 of our report dated April 1, 1993, on our audits of the consolidated financial statements and the financial statement schedules of Color Tile, Inc. as of January 3, 1993 and December 29, 1991, and for the years ended January 3, 1993, December 29, 1991, and December 30, 1990. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND
January 27, 1994
Fort Worth, Texas